Exhibit 10.8

                              CONSULTING AGREEMENT

      This Consulting Agreement is between The New Algae Company, dba Cell Tech, an Oregon corporation ("Cell Tech") and Dr. Don Anderson ("Consultant").

      In consideration of the promises below, the parties agree as follows:

      1. Commencing on the date of this Agreement, Consultant agrees to provide Cell Tech with consulting services which shall, from time to time, be defined by Cell Tech.

      2. Unless otherwise agreed by the parties, Consultant shall provide the Company with services on two working days per month, for eight hours per day, during the term of this Agreement.

      3. For services rendered under this Agreement, Cell Tech shall pay Consultant the sum of $125 per hour payable within thirty (30) days after the date the services are rendered.

      4. It is expressly understood that Consultant is an independent contractor and not an employee of Cell Tech. Consultant may render services to other clients and is unrestricted in doing so by this Agreement.

      5. It is expressly understood that Consultant has an affirmative duty of nondisclosure concerning any facet of Cell Tech's business and the services provided by Consultant under this Agreement. Such information shall not be divulged to any persons whomsoever except authorized employees of Cell Tech. In particular, but not so as to limit the foregoing, Consultant shall not divulge information of any sort to Cell Tech's product distributors or competitors. Since the information to be disclosed to Consultant under this Agreement is highly confidential, any breach of this duty shall result in substantial pecuniary loss for Cell Tech and Cell Tech shall have a claim for damages incurred as a result.

      6. Each party shall be responsible for the actions of its respective agents, employees or assigns. Cell Tech shall defend, indemnify and hold harmless Consultant from any claims or liabilities which may arise from services performed under this Agreement with the exception of claims arising due to the fault or negligence of Consultant.

      7. Each party shall be entitled to terminate this Agreement without cause effective 10 days following written notice to the other at the other's last known address.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of March 1, 1996.

                                            CELL TECH

                                            By:   Marta C. Kollman

                                            Dr. Don Anderson


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